Exhibit 10.1

EXECUTION VERSION

HORIZON LINES, LLC

11.00% FIRST LIEN SENIOR SECURED NOTES DUE 2016

PURCHASE AGREEMENT

October 5, 2011

The Purchaser named on the signature page hereto

Located at the address specified on the signature page hereto

Ladies and Gentlemen:

Horizon Lines, LLC, a Delaware limited liability company (the “Company”) proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the purchaser named herein (the “Purchaser”), the aggregate principal amount of its 11.00% First Lien Senior Secured Notes due 2016 (the “First Lien Notes”) that is indicated on the signature page of the Purchaser hereto. The First Lien Notes (i) are to be issued pursuant to an Indenture (the “Indenture”), to be dated of even date herewith and entered into among the Company, the Guarantors (as defined below) party thereto and U.S. Bank National Association, a national banking association, as trustee and collateral agent (in such capacity, the “Trustee”). The Company’s obligations under the First Lien Notes, including the due and punctual payment of interest on the First Lien Notes, will be irrevocably and unconditionally guaranteed (the “Note Guarantees”) by Horizon Lines, Inc., a Delaware corporation (the “Parent”) and the Restricted Subsidiaries of the Parent who will agree to be guarantors under the Indenture (together, with the Parent, the “Guarantors”), pursuant to a Notation of Guarantee, each to be dated of even date herewith, by the Guarantors (the “Notation of Guarantee”). As used herein, the term “First Lien Notes” shall include the Note Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the First Lien Notes from the Company by the Purchaser. The obligations of the Company and the Guarantors under the Indenture and the First Lien Notes will be governed by a Pledge and Security Agreement among the Company, the Guarantors and the Trustee, of even date herewith (the “Security Agreement”). The First Lien Notes will be subject to a Registration Rights Agreement (the “Registration Rights Agreement”) among the Company, the Guarantors and the Purchasers of the First Lien Notes, of even date herewith.

Concurrently with the issuance of the First Lien Notes, (i) the Company will be issuing $100.0 million of Second Lien Senior Secured Notes due 2016 (the “Second Lien Notes”), which will be guaranteed by the Guarantors; (ii) the Company and the Guarantors will also enter into a new $100.0 million asset-based revolving loan facility (the “New ABL Facility”); and (iii) the Parent will be completing its offer (the “Exchange Offer”) to exchange (1) up to $180.0 million aggregate principal amount of 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Convertible Notes”), (2) up to $100.0 million aggregate principal amount of 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Convertible

Notes”, and, together with the Series A Convertible Notes, the “New Convertible Notes”) and (3) up to $50.0 million of cash for any and all of the Parent’s outstanding 4.25% Convertible Senior Notes due 2012 (the “Existing Convertible Notes”).

Collectively, the following are referred to herein as the “Transaction Documents”: (i) this Agreement and the other purchase agreements relating to the issuance and sale of the First Lien Notes (collectively, the “First Lien NPAs”), (ii) the Indenture, (iii) the First Lien Notes and the associated Note Guarantees, (iv) the Registration Rights Agreement, (v) the Security Agreement, (vi) the purchase agreements relating to the issuance and sale of the Second Lien Notes (collectively, the “Second Lien NPAs”), (vii) the indenture governing the Second Lien Notes, (viii) the Second Lien Notes and the associated guarantees, (ix) the registration rights agreement relating to the Second Lien Notes, (x) the pledge and security agreement relating to the Second Lien Notes, (xi) the indenture governing the New Convertible Notes, (xii) the New Convertible Notes and the associated guarantees, (xiii) the registration rights agreement relating to the New Convertible Notes, (xiv) the common stock of Parent, par value $0.01 per share (the “Common Stock”) to be issued in the Exchange Offer, (xv) the warrants to be issued in the Exchange Offer and upon conversion of the New Convertible Notes (the “Warrants’), (xvi) the warrant agreement governing the Warrants between the Parent and the warrant agent thereunder, (xvii) the pledge and security agreement relating to the New Convertible Notes, (xviii) the agreement governing the New ABL Facility and all guarantee, pledge and security agreements associated therewith and (xix) the intercreditor agreement among the Company, the Guarantors, the agent under the New ABL Facility, the Trustee (as collateral agent with respect to the First Lien Notes), the collateral agent with respect to the Second Lien Notes and the collateral agent with respect to the Convertible Notes (the “Intercreditor Agreement”), in each case, of even date herewith. Collectively, the transactions contemplated by the Transaction Documents (including, without limitation, the use of proceeds therefrom) and the Exchange Offer are referred to herein as the “Transactions”. Collectively, items (iv), (ix) and (xiii) are referred to herein as the “Registration Rights Agreements”.

1. Purchase of the First Lien Notes. The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Purchaser contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Purchaser and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, the Purchaser agrees, to purchase from the Company the aggregate principal amount of First Lien Notes that is indicated on the signature page hereto for a price in cash equal to the amount of cash indicated on the Company’s and the Guarantors’ signature page hereto, which is equal to 100.000% of the aggregate principal amount of such First Lien Notes.

2. Payment for and Delivery of the First Lien Notes. Subject to the satisfaction or waiver of the conditions set forth in Section 6 below, the closing (the “Closing”) of the purchase and sale of the First Lien Notes shall occur at 9:00 a.m., New York City time, on the date hereof. The Closing will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, or at such other location as the Company and the Purchaser may otherwise agree. The date hereof is referred to herein as the “Closing Date.”

The First Lien Notes will be delivered to the Purchaser, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the First Lien Notes to the account of the Purchaser at DTC designated in Annex 1 hereto. The First Lien Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC.

3. Representations, Warranties and Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represent, warrant and agree, on and as of the date hereof, as follows:

(a) The Registration Statement of the Parent on Form S-4, relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2011, as amended on September 19, 2011, September 22, 2011, September 26, 2011 and September 29, 2011 (as so amended, the “Registration Statement”), together with the form of Indenture attached hereto as Exhibit I, the form of Security Agreement attached hereto as Exhibit II, the form of Intercreditor Agreement attached hereto as Exhibit III and the form of Registration Rights Agreement attached hereto as Exhibit IV hereto, (collectively, the “Disclosure Package”), contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement was declared effective by the Commission on October 3, 2011.

(b) The First Lien Notes and Note Guarantees are not of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(c) None of the Company or the Guarantors is, and after giving effect to the Transactions, as described under “Unaudited Pro Forma Condensed Combined Financial Information” in the Disclosure Package, will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

(d) The offer and sale of the First Lien Notes pursuant hereto is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or the Guarantors, any of their respective Affiliates or any of their representatives in connection with the offer and sale of the First Lien Notes.

(e) No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company, the Guarantors or any of their respective representatives with respect to First Lien Notes sold outside the United States to non-U.S. persons, and the Company and the Guarantors and any of their respective Affiliates and any person acting on their behalf has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(f) The Disclosure Package has been prepared by the Company, the Parent and the other Guarantors for use in connection with the issuance of the First Lien Notes. No other materials have been prepared by the Company, the Parent or the other Guarantors for use in connection with the issuance of the First Lien Notes. No order or decree preventing the use of the Disclosure Package, or any order asserting that the Transactions are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Guarantors, is contemplated.

(g) As of the date hereof, the Disclosure Package does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(h) The statistical and market-related data included in the Disclosure Package are based on or derived from sources that the Company and the Guarantors believe to be reliable in all material respects.

(i) Each of the Company and the Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing as a limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have (i) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and the Guarantors, taken as a whole or (ii) a material adverse effect on the performance by the Company and the Guarantors of this Agreement or any of the Transaction Documents (as defined below) or the consummation of any of the transactions contemplated hereby or thereby (the events described in clauses (i) and (ii), collectively, a “Purchase Agreement Material Adverse Effect”); each of the Company, the Guarantors and their respective subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company and the Guarantors do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibit V hereto. None of the subsidiaries of the Company or any of the Guarantors (other than as identified as such in Exhibit V) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(j) The Parent has the authorized capitalization as set forth in the Disclosure Package, and all of the issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued and are fully paid and non-assessable.

(k) All of the issued and outstanding equity interests of the Company are directly or indirectly owned by Horizon Lines Holding Corp. and have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by one or more of the Other Guarantors, free and clear of all Liens other than those imposed in connection with the Transactions. All of the issued and outstanding shares of capital stock or equity interests (as the case may be) of Hawaii Stevedores, Inc., Horizon Lines Holding Corp., Horizon Lines of Puerto Rico, Inc., Horizon Lines of Alaska, LLC, Horizon Lines of Guam, LLC, Horizon Lines Vessels, LLC, H-L Distribution Service, LLC, Horizon Logistics, LLC, Aero Logistics, LLC, Sea-Logix, LLC and Horizon Services Group, LLC (together, the “Other Guarantors”), have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by one or more of the Other Guarantors, free and clear of all Liens other than those imposed in connection with the Transactions.

(l) Each of the Company and the Guarantors has all requisite limited liability company or corporate power, as applicable, and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by each of the Company and the Guarantors and upon its execution and delivery and constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the First Lien Notes in the manner contemplated hereby.

(m) The Company has all requisite limited liability company power and authority to execute, issue, sell and perform its obligations under the First Lien Notes. The First Lien Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the First Lien Notes by the Trustee, upon delivery to the Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n) Each of the Company and the Guarantors has all requisite limited liability company or corporate power, as applicable, and authority to execute, deliver and perform its obligations under the Security Agreement. The Security Agreement has been duly and validly authorized by each of the Company and the Guarantors and upon its execution and delivery and constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o) Each of the Company and the Guarantors has all requisite limited liability company or corporate power, as applicable, and authority to execute, deliver and perform its obligations under the Intercreditor Agreement. The Intercreditor Agreement has been duly and validly authorized by each of the Company and the Guarantors and upon its execution and delivery and constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(p) Each of the Company and the Guarantors has all requisite limited liability company or corporate power, as applicable, and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Guarantors and upon its execution and delivery and constitutes the valid and binding agreement of each of the Company and the Guarantors, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as any indemnification provisions contained therein relating to securities law liabilities may be unenforceable.

(q) Each of the Guarantors has all requisite corporate or limited liability company power and authority, as applicable, to execute, issue, sell and perform its obligations under the Note Guarantees and the related Notation of Guarantee. The Note Guarantees and Notations of Guarantee have been duly authorized by the Guarantors and, when duly executed by the Guarantors in accordance with the terms of the Indenture will constitute valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(r) Each of the Company, the Guarantors and their respective subsidiaries, as applicable, has all requisite limited liability or corporate power and authority, as applicable, to execute, deliver and perform its obligations under each Transaction Document (other than the First Lien NPAs, the Indenture, the First Lien Notes, the Note Guarantees, the Notations of Guarantee, the Security Agreement, the Intercreditor Agreement, the Registration Rights Agreement and the Second Lien NPAs) to which it is a party. Each such Transaction Document has been duly and validly authorized by each of the Company and the Guarantors (to the extent a party thereto), and will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by any other parties thereto other than the Company and the Guarantors) will constitute the valid and binding obligation of each of the Company and the Guarantors (to the extent a party thereto), in accordance with the terms thereof, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution with respect to liabilities under securities laws, by principles of public policy and (ii) as any indemnification provisions contained therein relating to securities law liabilities may be unenforceable. To the extent described in the Disclosure Package, each Transaction Document conforms in all material respects to the description thereof in the Disclosure Package.

(s) Each of the Company and each of the Guarantors has all requisite limited liability or corporate power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement, the other First Lien NPAs and the Second Lien NPAs. This Agreement, the other First Lien NPAs and the Second Lien NPAs have been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(t) The Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company, the Guarantors or any of their respective subsidiaries is a party or by which the Company, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Guarantors or any of their respective subsidiaries is subject, except for Liens created by the Transaction Documents, (ii) result in any violation of the provisions of the certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents) of any of the Company, the Guarantors or any of their respective subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii) above, where any such matters would not, individually or in the aggregate, have a Purchase Agreement Material Adverse Effect.

(u) No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the Company, the Guarantors or any of their respective subsidiaries and properties or assets is required for the execution, delivery and performance by the Company and the Guarantors, to the extent a party thereto, of the Transaction Documents or the completion of the Transactions, except in connection with the registration process contemplated by the Registration Rights Agreements.

(v) Other than pursuant to the Registration Statement and other than the Registration Rights Agreements, there are no contracts, agreements or understandings between any of the Company and the Guarantors and any person, granting such person the right to require the Company or the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantors owned or to be owned by such person.

(w) None of the Company, the Guarantors nor any other person acting on behalf of the Company or the Guarantors has sold or issued any securities that would be integrated with the offering of the First Lien Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any First Lien Notes or any substantially similar security issued by the Company or the Guarantors, within six months subsequent to the date hereof, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the First Lien Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulation S of, the Securities Act.

(x) Since the date of the latest audited financial statements of the Parent included in the Disclosure Package and except as disclosed in the Disclosure Package, none of the Company, the Guarantors or any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, (iv) entered into any transaction not in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, (v) declared or paid any dividend on its capital stock, and (vi) since such date, there has not been any change in the capital stock or limited liability interests, as applicable, or long-term debt of any of the Company, the Guarantors or any of their respective subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Company, the Guarantors or their respective subsidiaries, in each case except as would not, in the aggregate, reasonably be expected to have a Purchase Agreement Material Adverse Effect and except, in the case of clauses (ii), (iii), (iv) and (vi), pursuant to the Transactions.

(y) Except as disclosed in the Disclosure Package, there are no judicial, administrative, legal or governmental proceedings (including any notice of violation or alleged violation) pending to which any of the Company, the Guarantors or any of their respective subsidiaries is a party or of which any property or assets of the Company, the Guarantors or any of their respective subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Purchase Agreement Material Adverse Effect. To the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(z) Except as would not reasonably be expected to have a Purchase Agreement Material Adverse Effect:

(i) The facilities and properties owned, leased or operated by the Company and the Guarantors or any of their subsidiaries (the “Properties”) do not contain any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law (as defined below), including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation (“Materials of Environmental Concern”) in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability on behalf of any of the Company or the Guarantors under, any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of (i) human health from exposure to any Materials of Environmental Concern or (ii) the environment, as now or may at any time be in effect during the term of this Agreement (“Environmental Law”);

(ii) The Properties, including any vessel owned, bareboat chartered or operated by the Company or the Guarantors and their respective subsidiaries other than Vessels owned by an entity other than the Company and the Guarantors and which are managed under Vessel management agreements, (the “Vessels”), and all operations of the Company and the Guarantors and/or their respective subsidiaries at the Properties or respecting the Vessels are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties, including the Vessels, or the business operated by the Company, the Guarantors or any of their subsidiaries (the “Business”);

(iii) Materials of Environmental Concern have not been transported or disposed of from the Properties, including the Vessels, in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability on behalf of the Company or the Guarantors under any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties or from the Vessels in violation of, or in a manner that could reasonably be expected to give rise to liability on behalf of the Company or the Guarantors under, any applicable Environmental Law; and

(iv) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, including the Vessels, or arising from or related to the operations of the Company or the Guarantors or any Subsidiary in connection with the Properties, including the Vessels, or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability on behalf of the Company or the Guarantors under Environmental Laws.

(aa) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) and whether or not subject to ERISA) that is or, in the past six years has been maintained, administered or contributed to, or has had any obligation to contribute to, by any of the Company, the Guarantors or any member of the respective Controlled Group (each a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is or was subject to Title IV of ERISA or is or was a Multiemployer Plan; (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (v) none of the Company or the Guarantors or a member of a Controlled Group under any of them has any material liability with regards to any post-retirement welfare benefit under a Plan other than as required by Part 6 of Subtitle B of Title I of ERISA or similar required continuation of coverage law.

(bb) The Parent. and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Parent’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Parent, and each of its subsidiaries maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the relevant entity’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the relevant entity’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the relevant entity’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent consolidated balance sheet of the Parent, reviewed or audited by Ernst & Young LLP, there were no material weaknesses in any of the Parent’s or its subsidiaries’ internal control over financial reporting.

(cc) After giving effect to the Transactions (including, without limitation, the retirement of existing indebtedness and the related agreements contemplated thereby), none of the Company, the Guarantors or any of their respective subsidiaries (i) is in violation of its certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default would not, individually or in the aggregate, have a Purchase Agreement Material Adverse Effect.

(dd) None of the Parent, the Company, the other Guarantors or any of their respective subsidiaries, nor, to the knowledge of the Parent, the Company or the other Guarantors, any director, officer, manager, member, agent, employee or other person associated with or acting on behalf of the Parent, the Company, the other Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) None of the Transactions will violate or result in a violation of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ff) The Parent, the Company and the other Guarantors and their respective Affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the First Lien Notes, the Second Lien Notes, the New Convertible Notes, the Existing Convertible Notes or the common stock of the Parent.

(gg) (i) The Parent and its subsidiaries maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Parent and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Parent and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(hh) Except as disclosed in the Disclosure Package, since the date of the most recent balance sheet of the Company and the Parent and their respective consolidated subsidiaries included in the Disclosure Package, (i) the Company and the Parent have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting, that could adversely affect the ability of the Company, the Parent or any of their respective subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of the Company, the Parent and each of their respective subsidiaries; and (ii) there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii) After giving effect to the Transactions (including, without limitation, the retirement of existing indebtedness and the related agreements contemplated thereby), the Company and each Guarantor owns and has good title to its “Collateral” (as defined in Exhibit I hereto), free and clear of all “Liens” (as defined in Exhibit I hereto) other than “Permitted Liens” (as defined in Exhibit I hereto). The Liens granted under the Indenture and the Security Agreement (the “First Lien Note Liens”) will constitute valid and continuing Liens on the Collateral in favor of the Trustee on behalf of and for the benefit of the holders of the First Lien Notes, which Liens on the Collateral (1) will have been perfected (as described in, and subject to any exceptions to be set forth in the Disclosure Package) (2) will have the priority set forth in the Disclosure Package, and (3) will be enforceable as such as against creditors of and purchasers from the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company and the Guarantors will have received all consents and approvals required by the terms of the Security Agreement to the pledge of the Collateral to the Trustee under the Indenture and under the Security Agreement. As of the Closing Date, all action necessary to perfect the First Lien Note Liens will have been duly taken.

(jj) After giving effect to the Transactions (including, without limitation, the retirement of existing indebtedness and the related agreements contemplated thereby), other than Liens granted pursuant to the Transaction Documents and Permitted Liens, none of the Company or the Guarantors have pledged, assigned, sold or granted a security interest in the Collateral. All actions necessary (including the filing of UCC-1 financing statements and filings with the United States Patent and Trademark Office, the United States Copyright Office or any applicable foreign intellectual property office or agency) to protect and evidence the Trustee’s Liens in the Collateral will have been duly and effectively taken by the Company and the Guarantors (as described in, and subject to any exceptions to be set forth in the Security Agreement). After giving effect to the Transactions (including, without limitation, the retirement of existing indebtedness and the related agreements contemplated thereby), no security agreement, financing statement, equivalent security or Lien instrument or continuation statement authorized by the Company or any Guarantor and listing the Company or any Guarantor as debtor covering all or any part of the Collateral shall be on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made as contemplated by the Transaction Documents.

(kk) The historical financial statements (including the related notes and supporting schedules) included in Disclosure Package present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(ll) The pro forma financial statements included in the Disclosure Package include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the Transactions, and the related pro forma adjustments give appropriate effect to those assumptions. The pro forma financial statements included in the Disclosure Package have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information. The pro forma financial statements set forth in the Disclosure Package have been prepared on the basis consistent with such historical financial statements, include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the Transactions, and give effect to assumptions made on a reasonable basis and in good faith present fairly in all material respects the Transactions.

(mm) No labor disturbance by or dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent or such subsidiaries, is imminent that would reasonably be expected to have a Purchase Agreement Material Adverse Effect.

(nn) Except as disclosed in the Disclosure Package, there is and has been no material failure on the part of the Company or the Guarantors, to the extent applicable, or any of the Company’s or the Guarantors’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(oo) The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantors, threatened.

(pp) None of the Company, the Guarantors or any of their respective subsidiaries nor, to the knowledge of any of the Company or the Guarantors, any director, officer, manager, member, agent, employee or affiliate of any of the Company, the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Guarantors will not directly or indirectly use the proceeds of the offering of the First Lien Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Immediately after the consummation of the Transactions, each of the Company and the Guarantors will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the relevant entity are not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that is reasonably expected to result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(rr) None of the Company or the Guarantors is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them or the Purchaser for a brokerage commission, finder’s fee or like payment in connection with the Transactions.

Any certificate signed by any officer of the Company and delivered to the Purchaser or counsel for the Purchaser in connection with the offering of the First Lien Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Purchaser, and not a representation or warranty by the individual officer.

Any certificate signed by any officer of any of the Guarantors and delivered to the Purchaser or counsel for the Purchaser in connection with the offering of the First Lien Notes shall be deemed a representation and warranty by such Guarantor, as to matters covered thereby, to the Purchaser, and not a representation or warranty by the individual officer.

4. Representations, Warranties and Agreements of the Purchaser. The Purchaser hereby represents and warrants to the Company and the Guarantors as follows (it being understood that the Purchaser does not make any representation, warranty, covenant or agreement to any other purchaser of First Lien Notes or to the Company or the Guarantors on behalf of any other purchaser of the First Lien Notes):

(a) The Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the First Lien Notes, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the First Lien Notes; (ii) is acquiring the First Lien Notes in the ordinary course of its business and for its own account for investment purposes only and with no present intention of distributing any of such First Lien Notes or any arrangement or understanding with any other persons regarding the distribution of such First Lien Notes; and (iii) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the First Lien Notes except in compliance with the Securities Act and any applicable state securities laws.

(b) The Purchaser is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act.

(c) The Purchaser understands and acknowledges that (i) the First Lien Notes are being offered in transactions not involving any public offering within the meaning of the Securities Act; (ii) the initial offering and issuance of the First Lien Notes has not been registered under the Securities Act or any other securities laws, (iii) if in the future it decides to resell, pledge or otherwise transfer the First Lien Notes that it purchases hereunder, those First Lien Notes, absent an effective registration statement under the Securities Act, may be resold, pledged or transferred only pursuant to an applicable exemption from registration under the Securities Act in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and (iv) it will, and each subsequent holder of any of the First Lien Notes that it purchases in this offering is required to, notify any subsequent purchaser of such First Lien Notes from it or subsequent holders, as applicable, of the resale restrictions referred to in clause (iii) above.

(d) The Purchaser understands and acknowledges that the Company and the Guarantors are relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understanding of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the First Lien Notes.

(e) The Purchaser understands that the First Lien Notes will bear a restrictive legend substantially in the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES

ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(f) (i) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) the execution, delivery and performance of the Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to Purchaser.

(g) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the First Lien Notes or the fairness or suitability of the investment in the First Lien Notes nor have such authorities passed upon or endorsed the merits of the offering of the First Lien Notes.

(h) The Purchaser’s principal executive offices are in the jurisdiction set forth under the Purchaser’s signature on the signature block hereto.

(i) The Purchaser acknowledges that the Company, the Guarantors and its counsel will rely upon the accuracy of the foregoing acknowledgments, representations and agreements. The Purchaser agrees that if any of the acknowledgments, representations or agreements that Purchaser is deemed to have made by its purchase of the First Lien Notes is no longer accurate, it shall promptly notify the Company and the Guarantors. If the Purchaser is purchasing the First Lien Notes as a fiduciary or agent for one or more investor accounts, the Purchaser represents that it has sole investment discretion with respect to each of those accounts and full power to make the above acknowledgments, representations and agreements on behalf of each account.

5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with the Purchaser as follows:

(a) The Company and the Guarantors will apply the net proceeds from the sale of the First Lien Notes to be sold by the Company hereunder substantially in accordance with the description set forth in the Disclosure Package under the caption “Unaudited Pro Forma Condensed Combined Financial Information”.

(b) The Company, the Guarantors and their respective Affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company and the Guarantors in connection with the offering of the First Lien Notes.

(c) The First Lien Notes will be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(d) The Company and the Guarantors will not, and will not cause their respective Affiliates to, engage in any “directed selling efforts” within the meaning of Rule 902 under the Securities Act.

(e) The Company and the Guarantors will, and will cause their respective Affiliates to, comply with and implement the “offering restrictions” required by Rule 902 under the Securities Act with respect to the sale of the First Lien Notes.

(f) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the First Lien Notes in a manner that would require the registration under the Securities Act of the sale to the Purchaser of the First Lien Notes. The Company and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) or U.S. resident (as defined in the Investment Company Act), of any Notes or any substantially similar security issued by the Company or the Guarantors, within six months subsequent to the date on which the distribution of the First Lien Notes has been completed (as notified to the Company by the Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the First Lien Notes in the United States and to U.S. persons or U.S. residents contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(g) The Company and the Guarantors agree to comply with all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the First Lien Notes by DTC for “book entry” transfer.

6. Conditions to Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject (i) to the accuracy of the representations and warranties of the Company and the Guarantors contained herein, (ii) to the accuracy of the statements of each of the Company, the Guarantors and each of their respective officers made in any certificate delivered pursuant hereto, (iii) to the performance by the Company and the Guarantors of their respective obligations hereunder, and (iv) to each of the following additional terms and conditions:

(a) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Purchaser, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b) Kirkland & Ellis, LLP, special counsel to the Company and the Guarantors, shall have delivered an opinion reasonably satisfactory to the Purchaser;

(c) Carlsmith Ball LLP, special Hawaii counsel to Hawaii Stevedores, Inc., shall have delivered an opinion reasonably satisfactory to the Purchaser;

(d) The Parent shall have furnished or caused to be furnished to the Purchaser a certificate of the Chief Financial Officer of the Parent, or other officers satisfactory to the Purchaser, dated the date hereof, as to such matters as the Purchaser may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of the Company and the Guarantors, as applicable, in Section 3 herein and in any other Transaction Document to which each of the Company and any of the Guarantors, as applicable, is a party are true and correct, and the Company and the Guarantors, as applicable, has complied with all its agreements contained herein and in any other Transaction Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder;

(ii) They have carefully examined the Disclosure Package and, in their opinion, the Disclosure Package, as of the date hereof, does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Parent shall have furnished or caused to be furnished to the Purchaser a certificate of the Parent, dated the date hereof, substantially in the form of Exhibit VI hereto.

(f) The Parent shall have furnished or caused to be furnished to the Purchaser a solvency certificate, dated the date hereof, substantially in the form of Exhibit VII hereto.

(g) The First Lien Notes shall be eligible for clearance and settlement through DTC.

(h) The Company and the Trustee shall have executed and delivered the Indenture, and the Purchaser shall have received an original copy thereof, duly executed by the Company and the Trustee.

(i) The First Lien Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(j) The Note Guarantees shall have been duly executed and delivered by the Guarantors.

(k) Each Notation of Guarantee shall have been duly executed and delivered by the Guarantors.

(l) Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto (other than the Purchaser).

(m) The representations and warranties of each of the Company and the Guarantors (to the extent a party thereto) contained in the Transaction Documents to which each of the Company and any such Guarantor is a party are true and correct as of the date hereof.

(n) First Lien Notes (in an aggregate principal amount equal to $225.0 million less the aggregate principal amount of First Lien Notes sold hereby) shall have been sold pursuant to the other First Lien Purchase Agreements simultaneously with the sale of the First Lien Notes sold hereby, and the use of proceeds therefrom shall conform to the description in the Disclosure Package under “Unaudited Pro Forma Condensed Combined Financial Information”.

(o) The Second Lien Notes shall have been issued, and the use of proceeds therefrom shall conform to the description in the Disclosure Package under “Unaudited Pro Forma Condensed Combined Financial Information”.

(p) All parties to the New ABL Facility shall have executed and delivered the New ABL Facility and all borrowings thereunder contemplated by the Disclosure Package shall have been made.

(q) The Exchange Offer and the other Transactions shall have been consummated as contemplated by the Disclosure Package.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchaser.

7. Indemnification and Contribution.

(a) Each of the Company and the Guarantors hereby agrees, jointly and severally, to indemnify and hold harmless the Purchaser, its Affiliates, directors, officers and employees and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of First Lien Notes), to which the Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any breach by the Company or the Guarantors of any representation or warranty or material failure to comply with any of the covenants and agreements contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Disclosure Package or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or the Guarantors (or based upon any written information furnished by the Company or the Guarantors) specifically for the purpose of qualifying any or all of the First Lien Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (iii) the omission or alleged omission to state in the Disclosure Package, or in any amendment or supplement thereto, in any Blue Sky Application, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) the Transactions (other than those contemplated by this Agreement) and shall reimburse the Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Company and the Guarantors may otherwise have to the Purchaser or to any affiliate, director, officer, employee or controlling person of the Purchaser.

(b) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Purchaser shall have the right to employ counsel to represent jointly the Purchaser and its directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Purchaser against any of the Company or the Guarantors under this Section 7, if (i) the Company, the

Guarantors and the Purchaser shall have so mutually agreed; (ii) the Company and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Purchaser; (iii) the Purchaser and its respective directors, managers, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company or the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Purchaser or its directors, officers, employees or controlling persons, on the one hand, and the Company or the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company and the Guarantors. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Company and the Guarantors, on the one hand, and the Purchaser, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, or the Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7 any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

8. Termination. The obligations of the Purchaser hereunder may be terminated by the Purchaser by notice given to and received by the Company prior to delivery of and payment for the First Lien Notes if the Purchaser shall decline to purchase the First Lien Notes for any reason permitted under this Agreement.

9. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to the address specified on the signature page hereto, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention: Lawrence Wee; and

(b) if to any of the Company or the Guarantors, shall be delivered or sent by mail, overnight courier or facsimile transmission to Horizon Lines, Inc. 4064 Colony Road, Suite 200, Charlotte, NC 28211, Attention: General Counsel, with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10023, Attention: Christian Nagler.

10. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company or the Guarantors and the Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the First Lien Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

11. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

12. Governing Law. This Agreement and any matters arising out of or in any way relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the State or Federal courts sitting in the Borough of Manhattan, the City of New York (“New York Courts”);

(b) consents that any such action or proceeding may be brought in such New York Courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such New York Court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 9 or at such other address of which such party shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13 any special, exemplary, punitive or consequential damages.

14. Waiver of Jury Trial. The Company, the Guarantors and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

17. Delivery of Payment. If the Company has not received payment in full for any of the First Lien Notes purchased pursuant hereto prior to 4:00 p.m., New York City time, on October 5, 2011, upon written request by the Company, the Purchaser shall surrender to the Company for cancellation such First Lien Notes for which payment has not been received.

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

HORIZON LINES, LLC

By:
Name:
Title:

The Company hereby acknowledges receipt of $[ ] from the Purchaser as payment for the First Lien Notes indicated on the signature page hereto.

GUARANTORS:

HORIZON LINES, INC.

HORIZON LINES HOLDING CORP.

HAWAII STEVEDORES, INC.

HORIZON LINES OF PUERTO RICO, INC.

HORIZON LINES OF ALASKA, LLC

HORIZON LINES OF GUAM, LLC

HORIZON LINES VESSELS, LLC

H-L DISTRIBUTION SERVICE, LLC

HORIZON LOGISTICS, LLC

AERO LOGISTICS, LLC

SEA-LOGIX, LLC

HORIZON SERVICES GROUP, LLC

By:
Name:
Title:

[Signature Page to Note Purchase Agreement]

Accepted:

[    ]

a
	[Jurisdiction]	[Form of Entity]

on behalf of certain funds and/or accounts

it manages and/or advises

By:
Name:
Title:

Principal executive office of the Purchaser:

c/o [    ]

The above Purchaser hereby acknowledges receipt of $[            ] aggregate principal amount of First Lien Notes.

[Signature Page to Note Purchase Agreement]

Annex 1

Purchaser’s DTC Account Information

Annex 1

Exhibit I

Form of Indenture for the First Lien Notes

Exhibit II

Form of Security Agreement

3

Exhibit III

Form of Intercreditor Agreement

4

Exhibit IV

Form of Registration Rights Agreement

5

Exhibit V

List of Subsidiaries of the Company and the Guarantors

HORIZON LINES, INC.
HORIZON LINES HOLDING CORP.
HAWAII STEVEDORES, INC.
HORIZON LINES OF PUERTO RICO, INC.
HORIZON LINES OF ALASKA, LLC
HORIZON LINES OF GUAM, LLC
HORIZON LINES VESSELS, LLC
H-L DISTRIBUTION SERVICE, LLC
HORIZON LOGISTICS, LLC
AERO LOGISTICS, LLC
SEA-LOGIX, LLC
HORIZON SERVICES GROUP, LLC

6

EXHIBIT VI

OFFICER’S CERTIFICATE OF

HORIZON LINES, INC.

The undersigned, [                    ], does hereby certify that he is the [                    ] of Horizon Lines, Inc., a Delaware corporation (the “Company”). Reference is hereby made to the commitment letters, dated as of August 26, 2011 (each, a “Commitment Letter” and collectively, the “Commitment Letters”) by and between the Company and holders of its 4.25% convertible senior notes due in 2012 issued under the Indenture, dated as of August 8, 2007, by and between the Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, in the aggregate principal amount of $330,000,000.00 and certain other third parties (each, a “Commitment Party” and collectively, the “Commitment Parties”).

Pursuant to Section 7 of each Commitment Letter, the funding of the commitment of each Commitment Party is subject to satisfaction of, among other things, the legal and documentary conditions described on Exhibit G to each Commitment Letter, attached hereto as Annex A.

Pursuant to Section 21 of Exhibit G of each Commitment Letter, I do hereby certify, in my capacity as such officer and not in a personal capacity, on behalf of the Company, that all of the conditions set forth in items 6, 7, 8, 10, 12, 13, 14, 16, 17, 18 and 20 of Exhibit G (to the extent such conditions do not consist of the satisfaction of or approvals of the Commitment Parties or their representatives) of each Commitment Letter have been satisfied.

[Remainder of page intentionally left blank]

7

IN WITNESS WHEREOF, the undersigned have executed this Officer’s Certificate as of this 5th day of October, 2011.

HORIZON LINES, INC.

By:
Name:
Title

8

ANNEX A

Exhibit G to Commitment Letter

Legal and Documentary Conditions

In addition to the conditions described in the body of the Commitment Letter, the obligations of each Commitment Party under the Commitment Letter to fund its Commitment with respect to the Secured Notes are subject to the satisfaction or waiver (in accordance with the “Amendments” Section thereof) of the following additional conditions precedent (capitalized terms used and not otherwise defined in this Exhibit G have the meanings given to them in the Commitment Letter or Exhibit C and D, as applicable):

18. Exchange Offer, New ABL Facility. The Exchange Offer and entry into the New ABL Facility shall be consummated pursuant to the RSAs substantially simultaneously with the purchase of the Secured Notes and no provision thereof shall have been amended or waived (and, in the case of the New ABL Facility, no consent to deviation from the requirements thereof shall have been granted by the lenders thereunder), in each case, in any material respect adverse to the Commitment Parties, solely in their capacity as providers of their respective Commitment.

19. Financing Terms. The terms of the Secured Notes, the terms and conditions of the Convertible Secured Notes and the New ABL Facility (including but not limited to terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies), shall be consistent in all material respects with the terms set forth herein and in the RSAs and otherwise reasonably satisfactory in all respects to the Commitment Parties.

20. Absence of Defaults. There shall not exist any default or event of default on the Closing Date under the Indenture after giving effect to the use of the proceeds of the Secured Notes. There shall not exist any default or event of default on the Closing Date under the Note Purchase Agreements.

21. Trustees. The trustee under the indenture governing the First Lien Secured Notes, the trustee under the indenture governing the Second Lien Secured Notes and the trustee under the indenture governing the Convertible Secured Notes shall not have taken action that would reasonably be expected to adversely affect (in any material respect) the consummation of any of the Transactions on the Closing Date and shall have taken no action that challenges the validity or effectiveness of the procedures used by the Company in the making the Exchange Offer or the Consent Solicitation.

22. Definitive Documentation; Customary Closing Documents. The parties shall have executed and delivered (or be willing to execute and deliver) for the First Lien Secured Notes and the Second Lien Secured Notes (a) the respective Note Purchase Agreements, containing a 10b-5 representation in connection with any transaction contemplated by the Restructuring, including the Exchange Offer, as to the information contained in the S-4 registration statement filed, and agreed upon indemnities plus other terms, consistent in all material respects with this Commitment Letter, by and among the Issuer and the other parties thereto (including a representation by each purchaser thereunder that it is either a “qualified institutional buyer” or an

9

institution that is an “accredited investor” (each as defined in the Security Act)), except that as the Commitment Parties are not underwriters, there shall be no requirement for an offering memorandum or other offering documentation beyond the documentation and information necessary to satisfy the requirements of Rule 144A(d)(4) promulgated under the Securities Act; (b) the indenture governing the First Lien Secured Notes consistent with the terms set forth in Exhibit C and otherwise containing customary terms for the First Lien Secured Notes issued in a private placement and eligible for resale on a “144A-for-life” basis; (c) the indenture governing the Second Lien Secured Notes consistent with the terms set forth in Exhibit D and otherwise containing customary terms for the Second Lien Secured Notes issued in a private placement and eligible for resale on a “144A-for-life” basis; and (d) pledge and security agreements covering the collateral for the First Lien Secured Notes and the Second Lien Secured Notes; in each of cases (a) through (d) in form and substance consistent in all material respects with this Commitment Letter and otherwise reasonably satisfactory to the Supermajority Commitment Parties and the Company (collectively, the “Definitive Documentation”); and the Commitment Parties shall have received customary closing certificates (including a solvency certificate of a financial officer as to the solvency of the Borrower and its subsidiaries, taken as a whole, after giving effect to the Transactions), customary legal opinions (for the avoidance of doubt, other than a 10b-5 letter), customary corporate documents, customary evidence of corporate authority, and customary certificates of good standing in the Loan Parties’ respective jurisdictions of formation.

23. Representations and Warranties. The representations and warranties made by the Company and its subsidiaries herein, or which are contained in any certificate furnished at any time under or in connection herewith shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the Closing Date as if made on and as of such date (except for those which expressly relate to an earlier date).

24. Bankruptcy. There shall be no bankruptcy or insolvency proceedings pending with respect to the Company or any subsidiary thereof.

25. Discharge of Existing Debt. After giving effect to the Transactions, the Company and its subsidiaries shall have (A) no outstanding indebtedness other than (i) up to $280 million of Convertible Secured Notes, (ii) $325 million of Secured Notes, (iii) borrowings under the New ABL Facility; and (iv) existing Notes that have not been tendered into the Exchange Offer in an aggregate principal amount not exceeding the amount permitted to remain outstanding after the Closing Date under the terms of the RSAs; and (B) no liens in respect of borrowed money, other than liens permitted by or expressly provided for under the New ABL Facility, Bridge Loan Facility or the indentures governing the First Lien Secured Notes and the Second Lien Secured Notes and/or liens outstanding immediately prior to the Closing Date (and not securing the First Lien Facility).

26. Expenses. All expenses, including legal fees, required to be paid to the Commitment Parties under the “Expenses” section of this Commitment Letter shall have been paid in full.

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27. Litigation. Except as disclosed in the RSAs, there shall not have been instituted, threatened or be pending against, or with respect to, the Company or any of its subsidiaries any action, bankruptcy or insolvency, injunction, proceeding, application, order, claim counterclaim or investigation (whether formal or informal) (and there shall have been no material adverse development to any action, application, claim counterclaim or proceeding currently instituted, threatened or pending) before or by any stock exchange, court or any governmental, regulatory or administrative agency or instrumentally, domestic or foreign, or by any other person, domestic or foreign, in connection with the Transactions that would or would reasonably be expected to (i) prohibit, prevent, restrict or delay consummation of any of the Transactions, or (ii) impose burdensome restrictions on the Transactions.

28. Intercreditor Agreement. The agent, on behalf of itself and the lenders, under the New ABL Facility shall have entered into an intercreditor agreement (the “Intercreditor Agreement”) with the trustee on behalf of the purchasers of the First Lien Secured Notes, the trustee on behalf of the purchasers of the Second Lien Secured Notes and the trustee on behalf of the holders of new Convertible Secured Notes that is not materially less favorable to the holders of the First Lien Secured Notes and the holders of the Second Lien Secured Notes than the terms described on Exhibit C and D, respectively.

29. Audited Financial Statements. The Commitment Parties shall have received audited consolidated balance sheets and related statements of operations, stockholder’s equity and cash flows, together with all footnotes thereto, accompanied by the reports thereon of the accountants of the Company and its subsidiaries as of and for the three most recently completed fiscal years ended at least ninety days before the Closing Date, which (x) were prepared in accordance with the books of account and other financial records of the Company, (y) except as disclosed in the Secured Notes and schedules thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied without modification of the accounting principles used in the preparation thereof throughout the periods presented, and (z) present fairly the consolidated financial condition, results of operations and cash flows of the Company, as applicable, as at the dates and for the periods indicated therein, except to the extent any failure of the foregoing clauses to be true and correct does not result in or constitute a MAC (as defined in the RSAs).

30. Unaudited Financial Statements. The Commitment Parties shall have received (a) unaudited consolidated balance sheets and related statements of operations, stockholder’s equity and cash flows of the Company and its subsidiaries for each fiscal quarter ended after the date of this Commitment Letter and at least sixty (60) days before the Closing Date, which were prepared in accordance with GAAP, subject to the absence of footnotes and normal year-end adjustments, and (b) a pro forma consolidated balance sheet and related pro forma consolidated statement of operations of the Company and its subsidiaries for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least sixty (60) days prior to the Closing Date, prepared after giving effect to the Transactions, as if such Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

31. Consents. Counsel to the Commitment Parties shall have received evidence that all boards of directors, governmental, shareholder and material third party consents and approvals

11

(if any) necessary in connection with the Transactions have been obtained or duly waived and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

32. PATRIOT Act. The Issuer shall have delivered all documentation and other information reasonably required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in any case, requested in writing by the Commitment Parties at least three Business Days prior to the Closing Date.

33. Compliance with Laws. The issuance of the Secured Notes and other Transactions contemplated hereby shall be in compliance in all material respects with all applicable laws and regulations and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any stock exchange, court or any governmental, regulatory or administrative agency or instrumentally, that would or would reasonably be expected to (i) prohibit, prevent, restrict or delay consummation of the Transactions, or (ii) impose burdensome restrictions on the Transaction.

34. Suspension/Limitation on Trading. There shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (ii) any material impairment in the trading market for debt securities, (iii) any declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (iv) any limitation (whether or not mandatory) by any stock exchange, government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that might affect the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

35. Material Adverse Change. Except as set forth on Schedule I hereto, since March 31, 2011, no MAC has occurred and is continuing in the business, properties, operations, financial condition, assets or liabilities (whether actual or contingent) of the Company and its subsidiaries, taken as a whole.

36. Collateral. All Uniform Commercial Code UCC-1 financing statements reasonably necessary or desirable to create and perfect the first priority and second priority (as applicable) liens and security interests in respect of the collateral securing the Secured Notes shall have been delivered for filing, customary short-form security agreements with respect to intellectual property shall have been executed and delivered to the Collateral Agent for filing with the U.S. Patent and Trademark Office and the U.S. Copyright Office and certificates representing the capital stock and membership interests (to the extent issued and certificated) of the Issuer and Guarantors shall have been delivered to the collateral agent (or to its designated advisors) under the Indenture; provided that, to the extent the creation of any lien on any collateral or perfection of such lien requires any action on the part of any third party (including, without limitation, delivery of reasonably satisfactory mortgages, title insurance policies, surveys and other

12

customary documentation in connection with real estate collateral) and is not provided on the Closing Date after the Issuer’s use of commercially reasonable efforts to do so (other than in respect of the filing of financing statements and the delivery of short-form security agreements and certificates representing capital stock and membership interest, in each case as set forth above), the creation or perfection (as applicable) of such lien shall not constitute a condition precedent to the issuance of the Secured Notes on the Closing Date but such action shall be required to have been taken within a commercially reasonable time after the Closing Date and in any event within 90 days thereafter, subject to exceptions to perfection requirements to be reasonably agreed.

37. Qualification. After giving effect to the debt financing and other transactions contemplated hereby, the Company and its subsidiaries shall each be qualified as “a citizen of the United States” within the meaning of Section 2 of the Shipping Act, 1916, as amended, 46 U.S.C. § 50501(a) and (d), qualified to own and operate vessels in the coastwise trade of the United States to the extent required by such Act in connection with the Company and its subsidiaries’ business.

38. Closing; Company Deliverables. On the Closing Date, the Company shall have (i) delivered to the Commitment Parties a certificate signed by an executive officer of the Company pursuant to which such officer shall certify that all of the conditions set forth in items 6, 7, 8, 10, 12, 13, 14, 16, 17, 18 and 20 on this Exhibit G (to the extent such conditions do not consist of the satisfaction of or approvals of the Commitment Parties or their representatives) have been satisfied (or waived in writing by Commitment Parties), and (ii) delivered to each Commitment Party designated on Exhibit A and Exhibit B to the Commitment Letter the Secured Notes duly registered in name of such Commitment Party or its affiliates or its designee.

39. Information Verification. The Company shall have satisfied the information verification requirements described in a letter to a representative of the Exchanging Holders on or prior to the date of this Commitment Letter.

40. Additional Matters. The parties shall, in good faith, work and cooperate together on the corporate, tax and regulatory aspects of the Transactions and the post-reorganized Company so that the resolution of such matters is reasonably satisfactory to the Commitment Parties. Any new shipping charters entered into after the date hereof shall be in form and substance reasonably satisfactory to the Commitment Parties.

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EXHIBIT VII

SOLVENCY CERTIFICATE

I, Michael T. Avara, the duly authorized and acting Chief Financial Officer of HORIZON LINES, INC., a Delaware corporation (the “Company”), pursuant to the commitment letters, dated as of August 26, 2011 (each, a “Commitment Letter” and collectively, the “Commitment Letters”) by and between the Company and certain holders of its 4.25% convertible senior notes due in 2012 issued under the Indenture, dated as of August 8, 2007, by and between the Company, as issuer, and The Bank of New York Trust Company, N.A., as Trustee, in the aggregate principal amount of $330,000,000.00 and certain other third parties (each, a “Commitment Party” and collectively, the “Commitment Parties”) do hereby certify in the name of and on behalf of the Company and its Subsidiaries, and in my capacity as Chief Financial Officer of the Company, but without any personal liability, as follows (capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Commitment Letter):

41. On the date hereof and after giving effect to the Transactions:

(a)

the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of the Company and its Subsidiaries, on a consolidated basis;

(b)

the present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, exceeds (i) the amount that will be required to pay the probable liability of the Company and its Subsidiaries, on a consolidated basis, on the debts of the Company and its Subsidiaries, on a consolidated basis, as such debts become absolute and matured and (ii) the total liabilities of the Company and its Subsidiaries, on a consolidated basis (including, without limitation, subordinated, unmatured, unliquidated and known contingent liabilities);

(c)

the Company and its Subsidiaries, on a consolidated basis, are able to pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business;

(d)

the Company and its Subsidiaries, on a consolidated basis, are not engaged in business or any transaction, or are about to engage in business or any transaction, for which their property would constitute unreasonably small capital; and

(e)	the Company and its Subsidiaries, on a consolidated basis, are not “insolvent” as such term is defined in Section 101(32) of Title 11 of the United States Code, 11 U.S.C. Section 101, et. seq.

42. In consummating the Transactions, neither the Company nor any of its Subsidiaries intends to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries.

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43. In reaching the conclusions set forth in this Certificate, I have made such investigation and inquiries as to the financial condition of the Company and its Subsidiaries as I deem necessary and prudent for the purpose of providing this Certificate, including without limitation:

(a)	the cash and other current assets of the Company and its Subsidiaries, on a consolidated basis; and

(b)

all contingent liabilities of the Company and its Subsidiaries, on a consolidated basis, including, without limitation, claims arising out of pending or threatened litigation against any such entity, and in so doing, have computed the amount of such liabilities as the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

15

IN WITNESS WHEREOF, I have executed this Certificate as of the date first above written.

By:
Name:
Title: Chief Financial Officer